UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2019

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, GA 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of Clearside Biomedical, Inc.’s (the “Company”) recently announced commercialization partnership for XIPERE™ (triamcinolone acetonide suprachoroidal injectable suspension), on December 30, 2019, the Company and Brion Raymond, Chief Commercial Officer, agreed he would depart the Company effective immediately.

In connection with Mr. Raymond’s departure, on January 3, 2020, the Company and Mr. Raymond entered into a Separation Agreement (the “Separation Agreement”). The Separation Agreement provides that Mr. Raymond is entitled to the following severance benefits: (a) an amount equal to 12 months of his annual base salary, less applicable deductions, payable in accordance with the Company’s normal payroll schedule; (b) payment of Mr. Raymond’s annual bonus for 2019 in the gross amount of $89,250; (c) acceleration of vesting of each equity award held by him to the extent the award would have vested had he remained employed for 12 months following his resignation; and (d) an extended exercise period for each equity award held by him such that he may exercise vested shares under his outstanding equity awards until June 30, 2020. The Separation Agreement contains a release and certain restrictive covenants that are binding upon Mr. Raymond. The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, which the Company intends to file as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2019.

On January 3, 2020, the Company also entered into a consulting agreement with Mr. Raymond (the “Consulting Agreement”). Pursuant to the Consulting Agreement, through June 30, 2020, Mr. Raymond will provide the Company with consulting services related to XIPERE for up to the equivalent of 12 working days in exchange for the acceleration of vesting of an aggregate of 12,500 shares underlying certain stock options with an extended exercise period of such stock options to September 30, 2020. Mr. Raymond will also provide consulting services on an hourly, as needed, basis related to XIPERE in excess of the 12 days described above, and on other matters. The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, which the Company intends to file as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
Date: January 3, 2020		Charles A. Deignan
Chief Financial Officer